REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of
FPA Funds Trust’s FPA Crescent Fund.:

In planning and performing our audit of the financial statements of FPA Crescent Fund (the “Fund”) as of and for the year ended March 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting.   Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company’s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Fund’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Fund’s internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of March 31, 2007.

This report is intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
May 7, 2007

PRELIMINARY DRAFT – FOR DISCUSSION PURPOSES ONLY
May 7, 2007

Deloitte & Touche LLP
350 South Grand Avenue, Suite 200
Los Angeles, CA 90071
We are providing this letter in connection with your audits of the statement of assets and liabilities, including the portfolio of investments, of FPA Capital Fund, Inc. and FPA Crescent Fund (the “Funds”) as of March 31, 2007and the related statements of operations for the year then ended, and  the statements of changes in net assets for each of the two years in the period then ended and [MH1]the financial highlights for each of the five years in the period then ended for the purpose of expressing an opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations, changes in net assets, and financial highlights of the Funds in conformity with accounting principles generally accepted in the United States of America.  We confirm that we are responsible for the following:
a. The fair presentation in the financial statements of financial position, results of operations, changes in net assets, and financial highlights in conformity with accounting principles generally accepted in the United States of America.
b. The fair presentation of the additional information accompanying the basic financial statements that are presented for the purpose of additional analysis of the basic financial statements.
c. The design and implementation of programs and controls to prevent and detect fraud.
d. Establishing and maintaining effective internal control over financial reporting.
e. The other financial information included in the Form N-CSR.
Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.
We confirm, to the best of our knowledge and belief, the following representations made to you during your audits.
1. The financial statements and financial highlights (collectively, the “financial statements”) referred to above are fairly presented in conformity with accounting principles generally accepted in the United States of America.
2. The Funds have made available to you all:
a. Financial records and related data.
b. Minutes of the meetings of stockholders, directors, and committees of directors; or summaries of actions of recent meetings for which minutes have not yet been prepared.
c. Information relating to all statutes, laws, or regulations that have a direct effect on our financial statements.
d. Information relating to contracts with and results of work by specialists (e.g. investment pricing services and brokers).
3. There have been no communications from regulatory agencies concerning noncompliance with or deficiencies in financial reporting practices.
4. We have assessed the risk that the financial statements may be materially misstated as a result of fraud and have made available to you the results of such assessment.
5. We have no knowledge of any fraud or suspected fraud affecting the Funds involving (a) management, (b) employees who have significant roles in the Funds’ internal control over financial reporting, or (c) others where the fraud could have a material effect on the financial statements.
6. We have no knowledge of any allegations of fraud or suspected fraud affecting the Funds received in communications from employees, former employees, analysts, regulators, short sellers, or others.
7. There are no unasserted claims or assessments that legal counsel has advised us are probable of assertion and must be disclosed in accordance with Financial Accounting Standards Board (FASB) Statement No. 5, Accounting for Contingencies.
8. We have disclosed to you any change in the Funds’ internal control over financial reporting that occurred during the Funds’ most recent fiscal that has materially affected, or is reasonably likely to materially affect, the Funds’ internal control over financial reporting.
9. The Funds have complied with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and with the provisions of its prospectus and the requirements of the various Blue Sky laws under which the Funds operate. The daily net asset value has been properly computed throughout the year in accordance with Rule 2a-4 of the Act for open-end funds, and was correctly applied in the computation of daily capital stock sales and redemption transactions.
10. The Funds have complied with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, through the date of this letter and intends to continue to so comply.
11. The Funds did not make any commitments during the year as underwriter, nor did it engage in any transactions made on margin, in joint trading or in a joint investment account, or in selling short, other than those transactions that the Funds are specifically authorized to engage in.
12. The Funds, except to the extent indicated in its financial statements, did not own any securities of persons who are directly affiliated as defined in section 2(a)(3) of the Investment Company Act of 1940, as amended (the “Act”).
13. The Funds have complied with the provisions of its code of ethics.
14. All investments during the period were made in accordance with the investment policies stated in the current prospectus.
Except where otherwise stated below, matters less than $1,000,000 collectively are not considered to be exceptions that require disclosure for the purpose of the following representations. This amount is not necessarily indicative of amounts that would require adjustment to or disclosure in the financial statements.
15. There are no transactions that have not been properly recorded in the accounting records underlying the financial statements.
16. With regard to the fair value measurements and disclosures of certain assets, liabilities, and specific components of equity, such as certain investments, we believe that:
a. Portfolio securities are stated at fair value as determined in accordance with the valuation method set forth in the current prospectus.
b. The measurement methods, including the related assumptions, used in determining fair value were appropriate and were consistently applied.
c. The completeness and adequacy of the disclosures related to fair values are in conformity with accounting principles generally accepted in the United States of America.
d. The securities listed in Appendix A were valued using a price supplied by a broker  Due to the lack of availability of market quotations from other pricing sources and the lack of publicly available information pertinent to each security, management of the Fund has determined that the value provided by the broker is the most reliable indication of the value for this security.  The Fund has exercised due diligence in monitoring for events that might necessitate the use of fair value prices other than those provided by the broker.
17. The following, to the extent applicable, have been appropriately identified, properly recorded, and disclosed in the financial statements:
a. Related-party transactions and associated amounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees (written or oral).
b. Guarantees, whether written or oral, under which the Funds are contingently liable.
c. Restricted securities that may not be publicly sold without registration under the federal Securities Act of 1933.
d. Arrangements with financial institutions involving compensating balances or other arrangements involving restrictions on cash balances and line-of-credit or similar arrangements.
e. All off-balance-sheet derivative financial instruments (e.g., futures, options, swaps), including outstanding commitments to purchase or sell securities under forward placement and standby commitments.
f. The proper classifications of securities held in the portfolio by industry.
g. Financial instruments with significant individual or group concentration of credit risk whether from an individual counterparty or group of counterparties.
18. The Funds have no plans or intentions that may affect the carrying value or classification of assets and liabilities.
19. There are no:
a. Violations or possible violations of laws or regulations whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.
b. Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB Statement No. 5, Accounting for Contingencies.
21. The Funds have satisfactory title to all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged as collateral.
22. In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management uses estimates. All estimates have been disclosed in the financial statements for which known information available prior to the issuance of the financial statements indicates that both of the following criteria are met:
a. It is at least reasonably possible that the estimate of the effect on the financial statements of a condition, situation, or set of circumstances that existed at the date of the financial statements will change in the near term due to one or more future confirming events.
b. The effect of the change would be material to the financial statements.
23. Risks associated with concentrations, based on information known to management, that meet all of the following criteria have been disclosed in the financial statements:
a. The concentration exists at the date of the financial statements.
b. The concentration makes the enterprise vulnerable to the risk of a near-term severe impact.
c. It is at least reasonably possible that the events that could cause the severe impact will occur in the near term.
24. There are no control deficiencies in the design or operation of internal control over financial reporting that could adversely affect the Funds’ ability to initiate, record, process, and report financial information.
25. The Funds have complied with all aspects of contractual agreements that would have an effect on the financial statements in the event of noncompliance.
26. We agree with the work of specialists (e.g. pricing services and brokers) in our evaluating the Funds’ pricing of investments and have adequately considered the qualifications of the specialist in determining amounts and disclosures used in the financial statements and underlying accounting records. We did not give any instructions, nor cause any instructions to be given, to specialists with respect to values or amounts derived in an attempt to bias their work, and we are not aware of any matters that have affected the independence or objectivity of the specialists.
27. The Funds have not entered into any agreements that are not in the ordinary course of business, nor have events occurred subsequent to March 31, 2007 that require consideration as adjustments to or disclosures in the financial statements.
Very truly yours,

Robert L Rodriquez, President of FPA Capital Fund, Inc.

Steven Romick, President of FPA Crescent Fund

J. Richard Atwood, Treasurer

APPENDIX A
FPA Capital Fund, Inc.
Securities with one pricing source
Year ended March 31, 2007

SECURITY ID
SECURITY DESCRIPTION
PRICING AGENT
SHARES/PAR
PRICE
EXTENDED MARKET VALUE

FPA Crescent Fund
Securities with one pricing source
Year ended March 31, 2007

SECURITY ID
SECURITY DESCRIPTION
PRICING AGENT
SHARES/PAR
PRICE
EXTENDED MARKET VALUE

Proposed Audit and Tax Fees
The following are the proposed audit and tax fees for FPA Capital Fund, Inc. and FPA Crescent Fund for the year ending March 31, 2008.  We have included the audit and tax fees for the year ended March 31, 2007 for comparative purposes.

FPA Capital Fund, Inc.

Annual Audits of financial statements, issuance of internal control letter, review of Form N-1A and issuance of consent letter

Tax return preparation

Actual fees March 31, 2007

$  34,000
$  6,300

Proposed increase

     1,700
    250

Proposed fees March 31, 2008

$ 35,700
$ 6,550

FPA Crescent Fund

Actual fees March 31, 2007

$  37,200
$  6,300

Proposed increase

     1,800
    250

Proposed fees March 31, 2008

$ 39,000
$ 6,550

Current Developments Discussion

Richard Sennett Named Division of Investment Management Chief Accountant

On April 3, 2007 the Securities and Exchange Commission announced the appointment of Richard F. Sennett as Chief Accountant of the Division of Investment Management. As Chief Accountant, Mr. Sennett will be primarily responsible for oversight of the financial reporting and accounting practices of registered investment companies.

PCAOB Rule 3524, Audit Committee Pre-approval of Certain Tax Services

PCAOB Rule 3524, Audit Committee Pre-approval of Certain Tax Services (“Rule 3524”) requires that a registered public accounting firm obtain pre-approval of certain tax services.  Rule 3524 states the following:

In connection with seeking audit committee pre-approval to perform for an audit client any permissible tax service, a registered public accounting firm shall —
1. describe, in writing, to the audit committee of the issuer —
1. The scope of the service, the fee structure for the engagement, and any side letter or other amendment to the engagement letter, or any other agreement (whether oral, written, or otherwise) between the firm and the audit client, relating to the service; and
2. any compensation arrangement or other agreement, such as a referral agreement, a referral fee or fee-sharing arrangement, between the registered public accounting firm (or an affiliate of the firm) and any person (other than the audit client) with respect to the promoting, marketing, or recommending of a transaction covered by the service;
2. discuss with the audit committee of the issuer the potential effects of the services on the independence of the firm; and
3. document the substance of its discussion with the audit committee of the issuer.

Rule 3524 did not apply to any tax service pre-approved on an engagement-by-engagement basis before June 18, 2006. With respect to tax services provided to audit clients whose audit committees pre-approve tax services pursuant to policies and procedures, the rule does not apply to any such tax service that is begun by April 20, 2007.

SEC Roundtable on XBRL

On March 19, 2007, the SEC hosted a roundtable discussion on the use of interactive data by public companies and mutual funds to improve disclosure and transparency for investors. John Brennan, Vanguard Group chairman and CEO, was the keynote speaker. Mr. Brennan discussed how interactive data will help investors gather and compare information about mutual fund risk and return, including costs and investment performance.

The roundtable also featured a panel discussion on the benefits and potential cost savings associated with preparing financial reports using interactive data in a computer language called eXtensible Business Reporting Language (XBRL).
This roundtable was the third in a series of roundtable discussions hosted by the SEC on interactive data.
[MH1]ADD REP ON SINGLE SOURCE AND REP ON PASSED DISCLOSURES
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